UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.    )

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Lionbridge Technologies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2004

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on May 18, 2004, at 10:00 a.m., at our corporate headquarters located at 1050 Winter Street, Waltham, Massachusetts. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy ballot in the envelope provided.

For the Board of Directors,

Rory J. Cowan

Chairman, Chief Executive Officer and President

LIONBRIDGE TECHNOLOGIES, INC.

1050 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

(781) 434-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2004

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that an Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 a.m., local time, on May 18, 2004, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1.    To elect two members to the Board of Directors to serve for a three-year term as Class II Directors.

2.    To approve an amendment to the Company’s 1998 Stock Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to the plan to 11,722,032 shares from 9,722,032 shares, an increase of 2,000,000 shares; and

3.    To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 29, 2004 as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 1050 Winter Street, Waltham, Massachusetts, for a period of ten days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

MARGARET A. SHUKUR

Secretary

Waltham, Massachusetts

April 8, 2004

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PROXY STATEMENT

April 8, 2004

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Tuesday, May 18, 2004 (the “Annual Meeting”) at 10:00 a.m., local time, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, MA 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to elect two members to the Board of Directors of the Company to serve for a three-year term as Class II Directors (the “Class II Directors”), to increase the number of shares of Common Stock available for grant under the Plan to 11,722,032 shares from 9,722,032 shares, and to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Lionbridge Board of Directors has approved the proposed amendment to the Plan to increase the number of shares of Common Stock available for grant under the Plan to 11,722,032 shares from 9,722,032 shares and recommends a vote FOR the approval of the amendment to the Plan.

This Proxy Statement and form of proxy will be mailed to stockholders on or about the date of the accompanying Notice.

Only stockholders of record at the close of business on March 29, 2004 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 46,476,578 shares of Common Stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class II Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. To approve the amendment to the Plan and on all other matters being submitted to stockholders, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required.

An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. ALL SHARES REPRESENTED BY PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY PROXIES WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 5, 2004 for (i) each director of Lionbridge, (ii) each named executive officer of Lionbridge and (iii) all of the directors and executive officers of Lionbridge as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	3,272,492	6.9%
Edward A. Blechschmidt P.O. Box 71 Bryn Mawr, PA 19010	9,275	*
Guy L. de Chazal(5) 68 Wheatley Rd Brookville New York, NY 11545	56,290	*
Paul Kavanagh(6) “Arcachon” Strathmore Road, Killiney, Co. Dublin, Ireland	76,292	*
Claude P. Sheer(7) 240 Main Street Boxford, Massachusetts 01921	24,959	*
Myriam Martin-Kail(8)	522,999	1.1%
Stephen J. Lifshatz(9)	450,044	1.0%
Paula Shannon (10)	134,342	*
Henri Broekmate (11)	11,482	*
All executive officers and directors as a group (9 persons)(12)	4,558,175	9.5%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 46,444,358 shares of Common Stock outstanding as of March 5, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 5, 2004 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 525,000 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 5, 2004. Also includes (i) 10,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2004, 2005, 2006 and 2007 and (ii) 24,624 shares of Common Stock subject to restrictions on disposition that lapse ratably on November 23, 2004 and August 23, 2005.

(5)	Includes 6,875 shares deemed to be beneficially owned by Mr. de Chazal pursuant to options exercisable within 60 days of March 5, 2004.

(6)	Includes 26,292 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 5, 2004.

(7)	Represents 24,959 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 5, 2004.

(8)	Represents 479,164 shares deemed to be beneficially owned by Ms. Martin-Kail pursuant to options exercisable within 60 days of March 5, 2004. Also includes (i) 5,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2004, 2005, 2006 and 2007 and (ii) 9,850 shares of Common Stock subject to restrictions on disposition that lapse ratably on November 23, 2004 and August 23, 2005.

(9)	Includes 316,184 shares deemed to be beneficially owned by Mr. Lifshatz pursuant to options exercisable within 60 days of March 5, 2004. Also includes (i) 7,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2004, 2005, 2006 and 2007 and (ii) 9,644 shares of Common Stock subject to restrictions on disposition that lapse ratably on November 23, 2004 and August 23, 2005.

(10)	Includes 96,250 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of March 5, 2004. Also includes (i) 5,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2004, 2005, 2006 and 2007 and (ii) 7,592 shares of Common Stock subject to restrictions on disposition that lapse ratably on November 23, 2004 and August 23, 2005.

(11)	Includes (i) 5,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on September 5, 2004, 2005, 2006 and 2007 and (ii) 6,205 shares of Common Stock subject to restrictions on disposition that lapse ratably on November 23, 2004 and August 23, 2005.

(12)	Includes 1,481,599 shares of Common Stock which the directors and executive officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 5, 2004. Includes Also includes 79,210 shares of Common Stock subject to restrictions on disposition that lapse over time.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 5, 2004 as to the persons and any groups, who, to the knowledge of the Company, beneficially owned more than 5% of the shares of Lionbridge Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding (3)
Westfield Partners(4) One Financial Center Boston, MA 02110	4,845,000	10.5%

Goldman Sachs Asset Management, L.P.(5) 32 Old Slip New York, New York 10005	3,707,737	8.0%

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 46,444,358 shares of Common Stock outstanding as of March 5, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Information obtained from Schedule 13G filed by Westfield Capital Management Co. LLC on or about March 4, 2004.

(5)	Information obtained from Schedule 13G filed by Goldman Sachs Asset Management, L.P. with the Securities and Exchange Commission on or about February 11, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during the period January 1, 2003 through December 31, 2003, the Reporting Persons complied with all applicable Section 16(a) filing requirements.

ELECTION OF DIRECTORS

The Board of Directors of the Company is currently fixed at five members and divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The directors in Class III will be nominees for election to three-year terms at the 2005 Annual Meeting of Stockholders and the directors in Class I will be nominees for election to three-year terms at the 2006 Annual Meeting of Stockholders.

The present term of office for the directors in Class II (“Class II Directors”) expires at the Annual Meeting. Edward A. Blechschmidt was elected by the Board of Directors as a Class II Director in February 2003 to fill a vacancy, and Guy de Chazal was elected as a Class II Director in 1998, and both are nominees for re-election to a three-year term as a Class II Director. If re-elected each Class II Director nominee will be elected for a three-year term and until his successor has been duly elected and has qualified, or until his earlier resignation or removal.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of the nominees for Class II Director. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

Set forth below, under “Management—Directors and Executive Officers”, is information with respect to the nominee for the Class II Director to be elected at the Annual Meeting and for each Class I Director and Class III Director whose term of office continues after the Annual Meeting. The Board of Directors unanimously recommends a vote FOR the Class II Director nominees.

MANAGEMENT

Directors and Executive Officers

The following table presents information about each of Lionbridge’s executive officers, senior managers and directors as of March 31, 2004

Name	Age	Position
Rory J. Cowan	51	Chairman of the Board, Chief Executive Officer, President and Class III Director
Henri Broekmate	43	Senior Vice President, Global Client Services
Stephen J. Lifshatz	45	Senior Vice President and Chief Financial Officer
Myriam Martin-Kail	50	Senior Vice President and Chief Operating Officer
Paula Barbary Shannon	44	Senior Vice President, Sales and Chief Sales Officer
Edward A. Blechschmidt	51	Class II Director
Guy L. de Chazal	56	Class II Director
Paul Kavanagh	62	Class III Director
Claude P. Sheer	53	Class I Director

Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996.

Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc. from October 1996 to January 1997. He was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996.

Henri Broekmate joined Lionbridge in April 2001. Mr. Broekmate served as Executive Vice President, eBusiness, of TRADOS Corporation from July 2000 to April 2001 and as Chief Operating Officer of TRADOS Corporation from June 1998 to July 2000. Mr. Broekmate was elected as an Executive Officer of Lionbridge on January 29, 2004.

Stephen J. Lifshatz joined Lionbridge in January 1997. Mr. Lifshatz served as the Chief Financial Officer of The Dodge Group from May 1996 to January 1997. He served in a number of senior financial roles, including Chief Financial Officer of Marcam Corporation, a publicly traded software company, from May 1984 to May 1996.

Myriam Martin-Kail joined Lionbridge in December 1996. Ms. Martin-Kail served as European Director for Localization of Stream International, Inc. from April 1995 to December 1996 and Operations Manager, Dublin from September 1994 to September 1995.

Paula Barbary Shannon joined Lionbridge in November 1999. Ms. Shannon served as Vice President, Sales and Chief Marketing Officer of Alpnet Inc. from March 1996 through October 1999, and was with Berlitz International, Inc. from 1986 through 1996.

Edward A. Blechschmidt was elected a director of Lionbridge on February 4, 2003. Mr. Blechschmidt was Chairman, Chief Executive Officer and President of Gentiva Health Services, a provider of specialty pharmaceutical and home health services, from March 2000 until July 2002. He served as President and Chief Operating Officer of the Olsten Corporation from October 1998 through March 2000, and was its Chief Executive from February 1999 through March 2000. From 1996 to 1998, Mr. Blechschmidt served as President and Chief Executive Officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology, as well as Executive Vice President and as a director of its parent company, Siemens Nixdorf Informationssysteme AG. Prior to joining Siemens, Mr. Blechschmidt served for more than 20 years with Unisys Corporation, a leading global provider of information technology and consulting services, including in the position of Chief Financial Officer. Mr. Blechschmidt is a director of Gentiva Health Services, HealthSouth Corporation, and Neoforma, Inc.

Guy L. de Chazal has been a director of Lionbridge since February 1998. Mr. de Chazal has been with Morgan Stanley since 1986, currently as a managing director of Morgan Stanley & Co. Incorporated and individual managing member of Morgan Stanley Venture Partners II, L.P.

Paul Kavanagh has been a director of Lionbridge since December 1996. Mr. Kavanagh has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc. from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons. Mr. Kavanagh is retired President of Modus Media Europe.

Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer has served as an industry analyst and consultant since April 1999 and is a partner of Barn Ventures L.L.C. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, US Publications; and President, Business Media Group.

Lionbridge’s executive officers are elected by and serve at the discretion of the board of directors until their successors have been duly elected and qualified. There are no family relationships among any of its executive officers and directors.

Corporate Governance Principles

Lionbridge is committed to having sound corporate governance principles and has adopted Corporate Governance Guidelines and a Code of Ethics (referred to as the code of business conduct and ethics) that applies to all directors, officers and employees. Both the Corporate Governance Guidelines and the Code of Ethics are available on Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/guidelines.liox. The Company intends to disclose amendments to or waivers from a provision of the Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its Web site available at http://www.lionbridge.com/company/corporate-governance/default.liox.

Board Independence; Meetings of the Board; Committees of the Board

During 2003, the Board of Directors met seven times (including in person and via teleconference meetings), the Audit Committee met seven times (including meetings to review the 2003 Annual Report on Form 10-K) and the Nominating and Compensation Committee met nine times. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

The Board of Directors has an Audit Committee and a Nominating and Compensation Committee, both of which are comprised solely of independent directors. The Board has determined that each of the directors, with the exception of Mr. Cowan, who serves as Chief Executive Officer of the Company, is independent within the meaning of Lionbridge’s director independence standards and the director independence standards of the National Association of Securities Dealers, Inc. (“NASD”) Marketplace Rules as currently in effect.

The Audit Committee selects the independent auditors to be employed by the Company, reviews generally the internal and external audit plans and the results thereof, and reviews generally the Company’s internal controls with the auditors. The members of the Audit Committee are Messrs. Blechschmidt, de Chazal, Kavanagh and Sheer, all of whom are independent within the meaning of Lionbridge’s director independence standards, the director independence standards of the NASD Marketplace Rules as currently in effect, and the SEC’s director independence standards for audit committee members. In addition, Mr. Blechschmidt is financially sophisticated, as required by the NASD Marketplace Rules. Mr. de Chazal served as the Chairman of the Audit Committee from December 2002 until the election of Mr. Blechschmidt as a director and Chairman of the Audit Committee in February 2003, and he remains a member of the Audit Committee. The Board has determined in accordance with the rules of the Securities Exchange Commission that Mr. Blechschmidt is an audit committee financial expert. The Audit Committee Charter is included as Appendix A to this Proxy Statement and is available free of charge on Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/default.liox.

The Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 1998 Stock Plan and 1999 Employee Stock Purchase Plan, for approving salaries and other incentive compensation for Lionbridge’s officers and executives, and for preparing the annual report on executive compensation required to be included in the Company’s proxy statement. In addition, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company and for review of related Board development issues including succession planning and evaluation. Messrs. de Chazal, Kavanagh and Sheer are the members of the Nominating and Compensation Committee, all of whom are independent within the meaning of Lionbridge’s director independence standards, and the director independence standards of the NASD Marketplace Rules, and Mr. Sheer serves as its Chairman. The Nominating and Compensation Committees Charter is available free of charge on Lionbridge’s Web site at http://www.lionbridge.com/company/corporate-governance/default.liox.

Executive sessions of non-management directors are held at each Board meeting.

The Company does not formally require directors to attend the Company’s Annual Meeting of Stockholders but all directors are encouraged to do so. One director, Mr. Cowan, the Chief Executive Officer of the Company and a director, attended the 2003 Annual Meeting of Stockholders.

Consideration of Candidates for Director; Director Qualifications

As noted above, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company. Any stockholder may submit recommendations of candidates for election as directors for consideration by the Nominating and Compensation Committee in writing to the Chairman of the Committee at the executive offices of Lionbridge by December 4, 2004. Such recommendations must clearly indicate the candidate’s qualifications for service as a director and that such candidate’s qualifications meet or exceed the criteria for service as a director set forth in the Nominating and Compensation Committee Charter and Lionbridge’s Corporate Governance Guidelines. In particular, any candidate for consideration must have the following qualities or qualifications:

•	Be an individual of the highest character and integrity;

•	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry);

•	Have broad experience in the industries which comprise the Company’s customer base or in the information technologies services industry;

•	Have the ability to provide insights and practical wisdom based on his or her experience and expertise; and

•	Have a commitment to enhancing stockholder value.

As described in its Charter, the Nominating and Compensation Committee meets periodically to evaluate each new director candidate, irrespective of whether the candidate has been submitted by a stockholder or otherwise, and each incumbent director, before recommending that the Board nominate or re-nominate such individual for election or reelection as a director. The Nominating and Compensation Committee bases its decision whether to recommend a nominee to the Board of directors on the extent to which such individual meets the criteria described above and any additional criteria that may have been established by the Committee. The Committee is authorized to engage third parties, such as a director search firm, to aid in the identification of director candidates meeting the Committee’s criteria. In 2003, no third-party or firm was so engaged by the Committee. In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual meeting of stockholders. See “Stockholder Proposals” for information regarding submission of proposals for consideration at next year’s annual meeting of stockholders.

Compensation of Directors

In January 2003, the Board adopted a director compensation policy with a cash and equity component. Upon joining the Board, non-employee directors holding less than 1% of the Company’s Common Stock are granted an option to purchase 20,000 shares of the Company’s Common Stock under Lionbridge’s 1998 Stock Plan. In addition, the non-employee directors also receive an annual option grant to purchase 7,500 shares of Common Stock under Lionbridge’s 1998 Stock Plan and an annual cash retainer in the amount of $5,000. In addition, directors serving on the Audit Committee receive an annual retainer of $2,500 and directors serving on the Nominating and Compensation Committee receive an annual retainer of $1,000. Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board.

On January 31, 2003, each of Messrs. de Chazal, Kavanagh and Sheer received an annual option grant, at an exercise price of $2.03 per share, which was equal to the fair market value of Common Stock on the date of grant. In addition, on the same date, each of these directors was granted an option to purchase 10,000 shares of Common Stock (20,000 in the case of Mr. de Chazal) under Lionbridge’s 1998 Stock Plan, at an exercise price of $2.03 per share, which was equal to the fair market value of Common Stock on the date of grant, to represent the initial option grant such directors would have received had the director compensation policy adopted in 2003 been in place when such individuals joined the Lionbridge Board of Directors.

On February 4, 2003, upon joining the Lionbridge Board as a non-employee director, Mr. Blechschmidt received an initial option grant of an option to purchase 20,000 shares of Common Stock at an exercise price of $1.85 per share, which was equal to the fair market value of Common Stock on the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information with respect to the annual and long-term compensation of Lionbridge’s Chief Executive Officer and each of Lionbridge’s other highly compensated executive officers (the “named executive officers”) whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
Name And Principal Position	Year	Salary		Bonus (4)		Other Annual Compensation	Restricted Stock Awards ($)(2)		Stock Options #		All Other Compensation ($)
Rory J. Cowan Chairman, Chief Executive Officer and President	2003 2002 2001	$ $ $	400,000 282,238 266,406	$ $ $	120,000 250,000 0	— — —	$ $	77,900 — 180,000	200,000 200,000 600,000	(3)	— — —
Stephen J. Lifshatz Senior Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	235,000 210,346 208,750	$ $ $	47,000 86,000 0	— — —	$ $ $	58,425 — 54,000	120,000 100,000 275,000	(3)	— — —

Myriam Martin-Kail Senior Vice President and Chief Operating Officer	2003 2002 2001	$ $ $	240,000 179,491 165,000	$ $ $	48,000 81,000 0	— — —	$ $	38,950 — 80,100	80,000 70,000 300,000	(3)	— — —

Paula Barbary Shannon (1) Senior Vice President and Chief Sales Officer	2003 2002	$ $	204,910 147,380	$ $	37,000 60,000	—		$38,950 —	80,000 140,000	(3)	—

(1)	Ms. Shannon was elected as an executive officer of the Company on October 26, 2002.

(2)	Represents the dollar value on September 5, 2003, the award date of restricted stock awards reflected for 2003. On such date, the fair market value of the Common Stock was $7.79. Messrs. Cowan and Lifshatz, and Ms. Martin-Kail and Ms. Shannon were awarded 10,000, 7,500, 5,000 and 5,000 shares of restricted stock, respectively. Restrictions with respect to 25% of these shares lapse on each one year anniversary from the grant date. As of December 31, 2003, the value of the Common Stock awarded to Messrs. Cowan and Lifshatz, and Ms. Martin-Kail and Ms. Shannon, using the value of the Common Stock as of December 31, 2003, was $96,100, $72,075, $48,050, and $48,050, respectively. Also represents the dollar value on January 2, 2002, the award date of restricted stock awards reflected for 2001. On such date, the fair market value of the Common Stock was $1.80. Messrs. Cowan and Lifshatz, and Ms. Martin-Kail were awarded 100,000, 30,000 and 44,500 shares of restricted stock, respectively. Restrictions with respect to 50% of these shares lapse one year from the grant date and restrictions with respect to the remaining 50% of these shares lapse two years from the grant date. As of December 31, 2003, the value of the Common Stock awarded to Messrs. Cowan and Lifshatz and Ms. Martin-Kail, using the value of the Common Stock as of December 31, 2003, was $961,000, $288,300, and $427,645, respectively. Dividends will not be paid to the shares of restricted stock.

(3)

Includes stock options granted in July 2002 in exchange for those canceled in January 2002 pursuant to the Company’s Key Employee Voluntary Stock Option Exchange Program (the “Exchange Program”). Messrs. Cowan and Lifshatz, and Ms. Martin-Kail and Ms. Shannon each participated in the Exchange Program, and in July 2002 were granted options to purchase 100,000, 50,000, 20,000 and 90,000 shares of Common Stock, respectively, in exchange for their cancellation of stock options exercisable for the same number of shares in January 2002.

(4)	Represents a cash bonus earned by such individual in the applicable fiscal year and paid during the next fiscal year.

Option/SAR Grants In Last Fiscal Year

The following table sets forth certain information with respect to the stock options granted during the fiscal year ended December 31, 2003 to each named executive officer of Lionbridge listed in the Summary Compensation Table above. Lionbridge did not grant any stock appreciation rights in 2003.

Stock Option Grants In Fiscal Year 2003

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share(1)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Rory J. Cowan Chairman, Chief Executive Officer and President	200,000	13.6%	$9.82	11/20/2013	$1,235,249	$3,130,220
Stephen J. Lifshatz Senior Vice President and Chief Financial Officer	120,000	8.16%	$9.82	11/20/2013	$741,089	$1,878,066
Myriam Martin-Kail Chief Operating Officer	80,000	5.44%	$9.82	11/20/2013	$494,060	$1,252,044
Paula Barbary Shannon Senior Vice President, Sales and Chief Sales Officer	80,000	5.44%	$9.82	11/20/2013	$494,060	$1,252,044

(1)	The exercise price equals the fair market value of the Common Stock as of the grant date as determined by Lionbridge’s board of directors. All options become exercisable over four years from the date of grant at the rate of 25% on the first anniversary of the grant date, and 12.5% every six months thereafter.

(2)	Amounts reported in these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Lionbridge’s stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Lionbridge’s Common Stock. Lionbridge cannot assure that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

Aggregate Option Exercises And Year-End Values

The following table sets forth certain information with respect to the options exercised by each named executive officer of Lionbridge listed in the Summary Compensation Table above during the year ended December 31, 2003 or held by such persons at December 31, 2003.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003(2)
			Exercisable (#)	Unexercisable	Exercisable	Unexercisable
Rory J. Cowan	0	0	491,667	575,000	$3,703,747	$2,853,047
Stephen J. Lifshatz	46,138	$133,270	269,309	275,691	$2,009,403	$1,206,410
Myriam Martin-Kail	45,000	$447,750	431,664	246,250	$3,504,851	$1,231,591
Paula Barbary Shannon	65,000	$497,600	60,625	239,375	$410,867	$1,228,270

(1)	Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the named executive officers.

(2)	Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The NASDAQ Stock Market of $9.61 per share on December 31, 2003, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the named executive officers upon exercise of options.

Employment, Non-Competition and Change of Control Agreements

Rory J. Cowan entered into an employment agreement with Lionbridge on December 23, 1996. Mr. Cowan’s employment agreement provides for a two-year term with automatic one-year renewals. Under the terms of his employment agreement, if Lionbridge terminates Mr. Cowan’s employment other than for cause, he is entitled to receive twelve monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., one-twelfth of Mr. Cowan’s base salary). If Mr. Cowan is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

Stephen J. Lifshatz entered into an employment agreement with Lionbridge on February 11, 1997. Mr. Lifshatz’s employment agreement provides for a one-year term with automatic one-year renewals. If Lionbridge terminates Mr. Lifshatz’s employment other than for cause, he is entitled to receive six monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., one-twelfth of Mr. Lifshatz’s base salary). If Mr. Lifshatz is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

Myriam Martin-Kail entered into an employment agreement with Lionbridge on February 24, 1997, effective as of January 1, 1997. Under the terms of her employment agreement, if Lionbridge terminates Ms. Martin-Kail’s employment, she is entitled to receive twelve monthly severance payments, each in an amount equal to her then current monthly base compensation (i.e., one-twelfth of Ms. Martin-Kail’s base salary).

Mr. Broekmate and Ms. Shannon, under Lionbridge’s severance policy for Executive Officers, would receive three monthly severance payments, each in an amount equal to his or her then currently monthly base compensation, if Lionbridge terminates his or her employment other than for cause.

Each Executive Officer entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement.

In July 2003, the Board of Directors of the Company approved the adoption of a Change of Control Plan. Under the terms of the Change of Control Plan, if the employment of any executive officer is terminated without cause or for good reason within 18 months, for Messrs. Cowan and Lifshatz, or one year, for Mr. Broekmate, Ms. Martin-Kail and Ms. Shannon, of a change of control of Lionbridge, then the executive officer is entitled to severance benefits as follow: (a) a lump sum cash payment equal to 150% for Messrs. Cowan and Lifshatz, and 100%, for Mr. Broekmate, Ms. Martin-Kail and Ms. Shannon, of the executive’s then current base salary and target bonus; (b) if the executive’s termination occurs after June 30 of the then current fiscal year, payment of a pro rata portion of the executive’s target bonus for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months, for Messrs. Cowan and Lifshatz, and one year, for Mr. Broekmate, Ms. Martin-Kail and Ms. Shannon, following the executive’s termination. The Plan further provides that, upon a change of control of Lionbridge, (i) 100% of any unvested stock options held by Mr. Cowan and 50% of any unvested stock options held by Messrs. Broekmate, Lifshatz, Ms. Martin-Kail and Ms. Shannon shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by Messrs. Broekmate and Lifshatz, Ms. Martin-Kail and Ms. Shannon will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE

COMPENSATION

This report is submitted by the Nominating and Compensation Committee. The Nominating and Compensation Committee during fiscal year 2003 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors, with Mr. Sheer serving as its Chairman. Pursuant to authority delegated by the Board of Directors and the Nominating and Compensation Committee Charter, the Nominating and Compensation Committee has responsibility for the review and administration of the Company’s compensation and equity plans, including the Lionbridge’s 1998 Stock Plan and 1999 Employee Stock Purchase Plan, for approving salaries and other incentive compensation for Lionbridge’s officers and executives, and for preparing the annual report on executive compensation required to be included in the Company’s proxy statement. In addition, the Committee has responsibility for recommending nominees for election as directors of the Company and review of related Board development issues including succession planning and evaluation.

Compensation Philosophy

The goal of Lionbridge is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Nominating and Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer, should be linked to revenue growth, operating results and earnings per share performance.

Under the supervision of the Nominating and Compensation Committee, Lionbridge has developed and implemented compensation policies. The Nominating and Compensation Committee’s executive compensation policies are designed to (i) enhance profitability of Lionbridge and stockholder value, (ii) integrate compensation with Lionbridge’s annual and long-term performance and strategic goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, and (v) assist Lionbridge in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary, bonus, and long-term incentive compensation in the form of stock options and restricted stock awards.

In 2003, the Committee undertook an extensive review and analysis of the Company’s executive compensation practices with an independent compensation consultant. In connection with this assessment, the Committee reviewed long and short-term cash and equity compensation for each of the executive officers as well as other senior managers, relative to practices of companies in a comparison group comprised of other like-sized services companies and of competitor companies (the “Comparison Group”) prepared by its compensation consultant. The Committee concluded, based on this review, that the base salaries and equity compensation of its executive officers were in line with the competitive salary and compensation ranges for the Comparison Group.

Based on the analysis presented by the Committee’s compensation consultant of practices in place at several of the companies in the Comparison Group, the Committee approved the adoption of a Change of Control Plan for the Company’s key employees, including the executive officers. The Plan provides for severance benefits if the employment of an executive officer is terminated without cause or for good reason within a specified time period following a change of control of Lionbridge. The Change of Control Plan and the benefit levels applicable for each executive officer are described in this Proxy Statement under “Executive Compensation – Employment, Non-Competition and Change of Control Arrangements”.

Shortly after the end of the year, the Committee conducted a review of the retention value of each executive officer’s equity compensation and determined that it was appropriate to provide an additional retention award, in the form of restricted stock, to each such executive officer. Accordingly, in February 2004, the Committee approved the award of restricted stock to each of the executive officers.

Base Salary

In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the Committee annually conducts a review of salaries relative to competitor companies and this year, relative to the Comparison Group. The Committee’s policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of Lionbridge. In addition, the base salaries take into account Lionbridge’s relative performance as compared to comparable companies, including those in the Comparison Group. In 2003, the Committee used data and analysis prepared by its independent compensation consultant in connection with this assessment. Based on its review of this analysis, the Committee concluded that the base salaries of its executive officers, most recently adjusted in November 2002, were in line with the competitive salary and compensation ranges for the Comparison Group and accurately reflected the qualifications, experience and responsibilities of each executive officer. Accordingly, base salaries for the executive officers were not adjusted in 2003.

Bonus Compensation

In addition to salary compensation, the Nominating and Compensation Committee recommended the continuation of the bonus program adopted by the Board of Directors in the previous year, whereby senior executives recommended by the Chief Executive Officer and approved by the Nominating and Compensation Committee for inclusion in the program receive bonus compensation based on a percentage of base salary. The purpose of the bonus program is to motivate and reward participants relative to corporate, business and individual performance. The program for 2003 provided for cash awards based partly on achievement of corporate-wide financial objectives relating to revenue and various profitability measures, including profit before tax, earnings per share and EBITDA, and partly on meeting performance targets and objectives established at the beginning of 2003 for the business or function for which the participant was responsible. The cash bonus awards listed in the Summary Compensation Table above reflect payouts under the bonus program which correspond to the level of corporate, business and individual performance achieved, as determined by the Committee. In setting the level of payout for executive officers, the Committee considered multiple factors, including the level of achievement of stated financial and strategic objectives and the completion of strategic initiatives, including the acquisition of Mentorix Technologies, Inc.

In addition, in September 2003 the Committee approved the award of restricted stock to key employees of the Company, including each of the executive officers, in recognition of such individual’s role in the Company’s achievement of positive operating results during the second quarter of 2003, the completion of a public offering of Common Stock of the Company and the strategic acquisition of Mentorix Technologies, Inc. These restricted stock awards are reflected in the Summary Compensation Table.

Stock Options

The Nominating and Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers and employees. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with Lionbridge and to enable them to develop and maintain a stock ownership position in Lionbridge’s Common Stock.

Lionbridge’s 1998 Stock Plan permits the Nominating and Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to Lionbridge. The value realizable from exercisable options is dependent upon the extent to which Lionbridge’s performance is reflected in the market price of Lionbridge’s Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Nominating and Compensation Committee approves the granting of options in order to motivate these employees to maximize shareholder value. Generally, options are granted to officers and employees at fair market value on the date of grant and vest over a four-year period.

Option grants to employees are based on such factors as initiative, achievement and performance. In administering grants to executive officers, the Nominating and Compensation Committee evaluates each officer’s total equity compensation package, and in 2003 reviewed the analysis prepared by its independent compensation consultant relative to compensation levels at the Comparison Group companies. The Nominating and Compensation Committee generally reviews the option holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options. The Nominating and Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of Lionbridge’s stockholders.

In determining the size of stock option awards to executive officers and other senior managers in 2003, the Committee identified the particular challenges and goals facing the Company at this time and the need to provide adequate long-term incentives to these key executives to meet these challenges and goals. Among the challenges and goals identified by the Committee are the following:

•	growth in the number of employees as a result of the Mentorix acquisition and the challenges of managing 2000 employees;

•	the strategic goal of implementing an integrated off-shore services model;

•	the expanded revenue base and the challenges of maintaining and further expanding that base; and

•	the challenges of maintaining operating profitability and increasing shareholder value.

Mr. Cowan’s Compensation

The cash compensation program for the Chief Executive Officer of Lionbridge is designed to reward performance that enhances shareholder value. Mr. Cowan’s compensation package is comprised of base pay, bonus and stock options, and is in part based on Lionbridge’s revenue growth, profitability and growth in earnings per share. As noted above, in 2003, the Nominating and Compensation Committee engaged an independent compensation consultant to assess executive compensation, including the compensation of the Chief Executive Officer.

Based on its review of this analysis, the Committee concluded that Mr. Cowan’s base salary, most recently adjusted in November 2002, was in line with the competitive salary and compensation ranges for chief executive officers in the Comparison Group and accurately reflected Mr. Cowan’s qualifications, experience and responsibilities as Chief Executive Officer. Accordingly, Mr. Cowan’s base salary was not adjusted in 2003. In November 2002, the Committee set Mr. Cowan’s target bonus for 2003 at 75% of base salary. As noted in the Summary Compensation Table, Mr. Cowan participates in the bonus plan described above and received a cash award under the program in an amount equal to 30% of his base salary, an amount the Nominating and compensation Committee determined as appropriate recognition for Mr. Cowan’s considerable accomplishments as Chief Executive Officer during 2003.

On November 20, 2003, Mr. Cowan was also awarded a stock option to purchase 200,000 shares of Common Stock, at an exercise price of $9.82, the then fair market value of the Company’s Common Stock. In determining the amount and vesting schedule of Mr. Cowan’s options, the Committee noted the Company’s performance during 2003 under Mr. Cowan’s leadership, as well as the challenges facing Mr. Cowan as Chief Executive Officer of a dynamic services company in the localization and testing industries. All of Mr. Cowan’s options carry a term of ten years and are exercisable at the rate of 25% after one year from the date of grant and 12.5% every six months thereafter.

As noted above, in recognition of the Company’s achievements and performance during 2003 under Mr. Cowan’s leadership, Mr. Cowan received an award of 10,000 shares of restricted stock in September 2003, as reflected in the Summary Compensation Table above.

The Nominating and Compensation Committee is satisfied that the executive officers of Lionbridge are dedicated to achieving significant improvements in the long-term financial performance of Lionbridge and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Lionbridge cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Lionbridge has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Lionbridge’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully Submitted by the Nominating and Compensation Committee:

Guy L. de Chazal

Paul Kavanagh

Claude P. Sheer, Chairman

Compensation Committee Interlocks And Insider Participation

Messrs. de Chazal, Kavanagh and Sheer comprised the Nominating and Compensation Committee for fiscal year 2003 and Mr. Sheer served as its Chairman. No member of the Nominating and Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, nor had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on Lionbridge’s Nominating and Compensation Committee. No executive officer of Lionbridge served as a director of another corporation, one of whose executives served on the Nominating and Compensation Committee. No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge.

EQUITY COMPENSATION PLAN INFORMATION

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	9,403,553	$4.62	318,479
Equity compensation plans not approved by security holders	0
Total	9,403,553	$4.62	318,479

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, during 2002, Rory Cowan, the Chief Executive Officer and a director of the Company, established a written plan which provides for the automatic sale of a specified number of shares of Common Stock in accordance with the guidelines of the written plan. Mr. Cowan’s plan, which expired in February 2003, provided for the sale of 10,000 shares per month provided the stock price is at or above $2.43 per month.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Blechschmidt (Chairman), de Chazal, Kavanagh and Sheer, none of whom is an officer or employee of the Company. Each member of the Audit Committee is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has adopted a policy requiring that the provision of audit and permitted non-audit services by any outside auditor be approved in advance by the Committee.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Codification on Statements on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Respectfully Submitted by the Audit Committee:

Edward A. Blechschmidt, Chairman

Guy L. de Chazal

Paul Kavanagh

Claude Sheer

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total stockholder return on Lionbridge’s Common Stock during the period from Lionbridge’s initial public offering on August 20, 1999 through December 31, 2003, with the cumulative total return of the NASDAQ Composite Index and the Media General Business and Software Services Index (“Business and Software Services Index”). The comparison assumes $100 was invested on August 20, 1999 in Common Stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

(1)	Prior to August 20, 1999, the Company’s Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not “soliciting material”, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Lionbridge under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but Lionbridge is not responsible for any errors or omissions in such information.

PROPOSAL: AMENDMENT TO THE 1998 STOCK PLAN

Proposed Amendment

The 1998 Stock Plan (the “Plan”) was adopted by the Board of Directors in January 1998, approved by the Company’s stockholders in May 1998 and amended by the Company’s stockholders in October 2000 and May 2002. A maximum of 9,722,032 shares of Common Stock is currently reserved for issuance under the Plan. In January 2004, the Board of Directors adopted an amendment to the Plan which is the subject of this proposal. The Board of Directors has approved and recommends to the stockholders that they approve an amendment to the Plan that will increase the aggregate number of shares authorized for issuance under the Plan by 2,000,000 shares.

The Company’s management relies on equity awards as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. In addition, the Company believes that equity awards are a key element in encouraging employee loyalty to Lionbridge and aligning employee interests directly with those of Lionbridge stockholders. The Board of Directors believes that the proposed amendment is essential to permit the Company’s management to continue to provide long-term, equity-based incentives to present and future key employees. In particular, the significant growth in the number of employees eligible for equity awards as a result of the Company’s acquisition of Mentorix Technologies, Inc., an eLearning content development business in India, necessitates an increase in the size of the 1998 Stock Plan so the Company can continue to attract and retain exceptional employees by providing equity awards competitive with those of companies with which Lionbridge competes for talent. The Company expects that this additional authorization of shares under the 1998 Stock Plan will be sufficient to meet its requirements for equity-based compensation for its key employees through 2005.

As of January 1, 2004, only 318,479 shares remained authorized for issuance under the Plan. If the increase in the number of shares authorized for issuance under the Plan is not approved, the Company may become unable to provide suitable long-term equity-based incentives to present and future employees. The Company has not at the present time determined who will receive options to purchase the additional shares of Common Stock that will be authorized for issuance under the Plan, if the amendment is approved.

Description of the 1998 Stock Plan  The Plan is intended to provide for the grant of stock-based awards to Company employees, officers, directors and consultants. The text of the Plan, amended as proposed above, is attached to this Proxy Statement as Appendix B. The following is a summary of the Plan and should be read together with the full text of the Plan.

The Plan has a total of 9,722,032 shares of Common Stock reserved for issuance, and the fair market value of each share of Common Stock as of March 15, 2004 was $9.35. As of January 1, 2004, there were approximately 1,700 persons eligible to receive stock-based awards under the Plan. Under the Plan, Lionbridge may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options (non-qualified stock options), as well as other stock-based awards and opportunities to make direct purchases of stock. Incentive stock options may be granted only to employees of Lionbridge. In general, options granted pursuant to the Plan must be exercised within ten years of the original grant date and become exercisable over a period of four years as follows: 25% on the first anniversary of the date of grant and 12.5% every six months thereafter. The maximum number of shares with respect to which options, awards or purchase rights may be granted to any employee under the Plan shall not exceed 2,333,334 shares of Common Stock during any fiscal year of Lionbridge.

The Plan is administered by the Nominating and Compensation Committee. Subject to the provisions of the Plan, the Nominating and Compensation Committee has the authority to select the persons to whom options, awards or purchase rights are granted and determine the terms of each option, award or purchase right, including the number of shares of Common Stock subject to the option or award. Payment of the exercise price of an option or award or purchase rights may be made in cash or check or, if approved by the Nominating and Compensation Committee, shares of Common Stock, a promissory note, an assignment of Common Stock proceeds or any combination of the foregoing. Incentive stock options are not assignable or transferable except by wills or the laws of descent or distribution. Non-qualified stock options and other awards or purchase rights are assignable or transferable to the extent set forth in the agreement relating to the non-qualified stock option, award or purchase right.

The Board of Directors may terminate or amend the Plan at any time, except that stockholder approval is required for certain changes to the Plan. Option agreements may be modified, amended or rescinded only by written agreement signed by the Company and the participant. The Plan expires at the end of the day on January 26, 2008. After that date, no further awards may be granted under the Plan, but awards previously granted may extend beyond that date. As amended, the Plan would authorize the issuance of up to 11,722,032 shares of Common Stock (subject to adjustment for capital changes) pursuant to the exercise of options or other awards granted under the Plan.

Federal Income Tax Consequences

The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of Common Stock pursuant to the Plan:

Incentive Stock Options.  The following general rules are applicable under current federal income tax law to an incentive stock option (“ISO”) granted under the Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income”, reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionees’ alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9. Special rules may apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Stock Options.  The following general rules are applicable under current federal income tax law to an option that does not qualify as an ISO (“Non-Qualified Stock Option”) granted under the Plan:

1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Stock Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a Non-Qualified Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5. An optionee may be entitled to exercise a Non-Qualified Stock Option by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

6. Special rules may apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases.  The following general rules are applicable under current federal income tax law to awards of stock (“Awards”) or the granting of opportunities to make direct stock purchases (“Purchases”) under the Plan:

1. Persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received (determined on the date of award or purchase), reduced by any purchase price paid.

2. The Company generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes ordinary income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the Common Stock (generally, the amount the seller paid for such stock plus the amount taxed to the seller as ordinary income, if any).

3. Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S 1998 STOCK PLAN.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy material for Lionbridge’s 2004 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by December 4, 2004. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD AND THE COMPANY

Lionbridge stockholders are encouraged to communicate with the Company. The following communication options are available.

If you would like to receive information about Lionbridge, you may use one of the following methods:

1. Lionbridge’s Internet site, located at www.lionbridge.com, contains service and product offerings, news and other information. Lionbridge’s Investor Relations Web site, located at www.investors.lionbridge.com, contains company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and link to Lionbridge’s filings with the Securities Exchange Commission. An online version of this proxy statement and of Lionbridge’s 2003 Annual Report to Stockholders, as well as all of Lionbridge’s filings with the Securities and Exchange Commission, are located at http://investors.lionbridge.com.

2. To have information such as Lionbridge’s latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please call Lionbridge Investor Relations at 781-434-6000, or send an email request to Investor_Relations@lionbridge.com.

If you would like to contact us, please call Lionbridge Investor Relations at (781) 434-6000, send an email request to Investor_Relations@lionbridge.com, or send correspondence to Lionbridge Technologies, Inc., Attn: Investor Relations, 1050 Winter Street, Waltham, MA 02451.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

If you would like to contact the Board of Directors or any specific individual director, please send your correspondence to Lionbridge Technologies, Inc. Board of Directors, Attention: Corporate Secretary, 1050 Winter Street, Waltham, MA 02451.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Nominating and Compensation Committee Report on Executive Compensation”, “Audit Committee Report” and “Stock Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as Lionbridge’s independent auditor for the years ended December 31, 2003 and 2002, and the Audit Committee has approved its reappointment as auditor for the year ended December 31, 2004. The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge’s independent auditor for the year ended December 31, 2004 because no action is required. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 2-01 of Regulation S-X promulgated thereunder (“Rule 2-01”), the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company, including the performance of any audit required by the Exchange Act and the rules promulgated thereunder. The Audit Committee has adopted a policy and procedures which set forth the manner in which the Audit Committee will review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is retained. Under the provisions of this policy, certain services including annual audit services, audit related services and income tax services are subject to the Audit Committee’s “general” pre-approval on an annual basis in advance of the year during which such services will be rendered. Certain other services, including tax planning services, services related to the preparation of statutory accounts and any other services are subject to specific pre-approval and engagement by the Audit Committee on a case by case basis. The Audit Committee has the discretion to delegate either type of pre-approval authority to its chairperson or other committee members. Representatives of PricewaterhouseCoopers LLP participated in seven of the nine meetings of the Audit Committee in 2003. The Audit Committee pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by it for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence All of the fees described below were approved by the Audit Committee in 2003.

Audit Fees:  Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s consolidated financial statements included in our Annual Reports on Form 10-K, reviews of Lionbridge’s consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services performed in connection with statutory and regulatory filings for the years ended December 31, 2003 and 2002 were $858,000 and $660,000, respectively. These fees include fees for professional services in connection with Lionbridge’s Registration Statements on Form S-3 filed during 2003. The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained the Securities Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Audit-Related Fees:  Total fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2003 and 2002 were $12,000 and $0, respectively. These fees include professional services provided in connection with Lionbridge’s acquisition of Mentorix Technologies, Inc. in September 2003. The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained the Securities Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Tax Fees:  Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advisory services for the years ended December 31, 2003 and 2002 were $378,000 and

$340,000, respectively. These fees include professional services provided in connection with international tax planning and advisory services. The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained the Securities Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

All Other Fees:  There were no fees for other services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

APPENDIX A

LIONBRIDGE TECHNOLOGIES, INC.

Audit Committee Charter

As amended and restated on January 29, 2004

A.    PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its responsibilities by appointing, compensating and overseeing the services provided by the Corporation’s independent accounting firm. The Committee shall also be responsible for reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls.

B.    COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. In addition, no member may, other than in his or her capacity as a member of the Committee, the Board of Directors or any other Board committee, (i) accept any consulting, advisory or other compensatory fee from the issuer; or (ii) be an affiliated person of the Corporation or any of its subsidiaries.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement when appointed to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

If the Board determines that membership on the Committee by an individual who does not meet the independence requirements is in the best interests of the Corporation and its shareholders, it may apply to the Securities and Exchange Commission and the Nasdaq for an exemption from these requirements. If such an exemption is granted, the Board shall disclose in the next proxy statement after such grant the nature of the relationship and the reasons for the exemption.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q

3. Take steps designed to ensure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4. Select and engage an independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the sole authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm or to recommend such replacement for shareholder approval in any proxy statement. The Committee shall require the independent accounting firm to report directly to the Committee.

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board (“ISB”) Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

7. Establish procedures to ensure pre-approval by the Committee of all audit services as well as all permitted services to be provided by the independent accounting firm that are not in connection with an audit or review of the Corporation’s financial statements. The Committee need not pre-approve the non-audit services if the aggregate amount of the non-audit services constitutes not more than $5,000. The Committee may delegate to one member the authority to pre-approve non-audit services. In that event, all pre-approved non-audit services must be disclosed to the full Committee at the next regularly scheduled meeting of the Committee.

8. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

9. Evaluate the performance of the independent accounting firm and arrange for the replacement of the independent accounting firm when circumstances warrant.

Related Party Transactions

10. Review policies and procedures with respect to transactions between the Corporation and its officers, directors, affiliates of officers and directors or other related parties.

Compliance

11. To the extent deemed necessary by the Committee, engage outside counsel and/or independent accounting consultants to review any matter under its responsibility. The Committee shall have full authority and funding for such engagements.

12. Notify all employees of the procedures by which any employee may make submissions, in a confidential and anonymous manner, regarding questionable accounting, internal auditing controls or other auditing matters. The Chair of the Committee shall be responsible for retaining and reviewing all such complaints. Where appropriate, the Chair shall convene a full meeting of the Committee to investigate and act on a complaint.

13. Meet separately in executive session with the independent accounting firm or representatives of management to discuss matters that the Committee believes should be discussed privately with the independent accounting firm or management, respectively.

Financial Reporting Processes

14. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal financial and accounting controls as well as the Corporation’s critical accounting policies.

15. Review with representatives of management any significant changes to generally accepted accounting principles (“GAAP”).

Meetings

16. Hold meetings, as appropriate, to discuss the matters under this Charter. The Committee may invite legal counsel to attend the meeting.

Reporting

17. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

***

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

APPENDIX B

LIONBRIDGE TECHNOLOGIES, INC.

1998 STOCK PLAN

1. Purpose. The purpose of the Lionbridge Technologies, Inc. 1998 Stock Plan (the “Plan”) is to encourage key employees of Lionbridge Technologies Holdings, Inc. (the “Company”) and of any present or future parent or subsidiary of the Company (collectively, “Related Corporations”) and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) the grant of options which do not qualify as ISOs (“Non-Qualified Options”); (c) awards of stock in the Company (“Awards”); (d) opportunities to make direct purchases of stock in the Company (“Purchases”) and (e) stock appreciation rights (“Stock Appreciation Rights”). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.” Options, Awards, authorizations to make Purchases and Stock Appreciation Rights are referred to hereafter collectively as “Stock Rights.” As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Section 424 of the Code.

2. Administration of the Plan.

A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the “Committee”). Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it and (ix) authorize a repricing of any Stock Rights previously granted. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

B. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

C. Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

D. Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Such action may include, in the Board’s discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more “outside directors” (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

3. Eligible Employees and Others. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient’s individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 11,722,032, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan. In addition, any shares of Common Stock received by the Company pursuant to Section 14(d) or 19, or in connection with the exercise of a Stock Appreciation Right, shall again be available for grants of Stock Rights under the Plan.

No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 2,333,334 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time on or after January 27, 1998 and prior to January 26, 2008. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

6. Minimum Option Price; ISO Limitations.

A. Price for Non-Qualified Options, Awards and Purchases. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that, in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

B. Full Vesting of Installments. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

D. Acceleration of Vesting. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

9. Termination of Employment. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

10. Death; Disability.

A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee’s death.

B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee’s employment. “Disability” means all disabilities which cause the employee to cease being employed.

11. Assignability. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13. Adjustments. Upon the occurrence of any of the following events, an optionee’s rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

15. Term and Amendment of Plan. This Plan was adopted by the Board on January 27, 1998, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to January 27, 1999, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on January 26, 2008 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee’s consent, under any Stock Right previously granted to such grantee.

16. Modifications of ISOs; Conversion of ISOs into Non-Qualified Options. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into

Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

17. Application Of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

18. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm’s-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee’s making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee’s delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

20. Governmental Regulation. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

21. Governing Law. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

LIONBRIDGE TECHNOLOGIES, INC.

1050 Winter Street

Waltham, Massachusetts 02451

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rory J. Cowan, Stephen J. Lifshatz and Margaret A. Shukur, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at an Annual Meeting of Stockholders of Lionbridge to be held on Tuesday, May 18, 2004, at 10:00 a.m. (local time) at 1050 Winter Street, Waltham, Massachusetts, 02451 (the “Annual Meeting”).

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

Lionbridge Technologies, Inc.

May 18, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯    Please detach along perforated line and mail in the envelope provided.    ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

						FOR AGAINST ABSTAIN
1.	To elect two members of the Board of Directors for a three-year term as a Class II Director consisting of the foregoing nominees.			2.	To approve an amendment to Lionbridge’s 1998 Stock Plan to increase the aggregate number of shares of common stock that may be issued pursuant to the plan to 11,722,032 shares from 9,722,032 shares, an increase of 2,000,000 shares.	☐ ☐ ☐
		NOMINEES:
☐	FOR ALL NOMINEES	O	Edward A. Blechschmidt
		O	Guy L. de Chazal
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.	☐ ☐ ☐
☐	FOR ALL EXCEPT (See instructions below)
					PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.